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                                                                    Exhibit 4.23


                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE, dated as of July 30, 1999 (this "First Supplemental Indenture") among ALLIED WASTE NORTH AMERICA, INC., a Delaware corporation ("AWNA"), having its principal place of business at 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, and ALLIED WASTE INDUSTRIES, INC., a Delaware corporation ("ALLIED WASTE"), having its principal place of business at 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260 (collectively, the "Guarantors"), BROWNING-FERRIS INDUSTRIES, INC., a Delaware corporation (the "Company"), having its principal office at 757
N. Eldridge, Houston, Texas 77079, and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (the "Trustee"), having its principal corporate trust office at 600 Travis Street, Suite 1150, Houston, TX 77027, as successor in interest to FIRST CITY, TEXAS-HOUSTON, NATIONAL ASSOCIATION.

                                  WITNESSETH:

         WHEREAS, the Company and the Trustee executed and delivered a Restated Indenture dated as of September 1, 1991 (the "Indenture"), to provide for the issuance by the Company from time to time of debt securities evidencing its unsecured debentures, notes or other evidence of indebtedness (the "Securities");

         WHEREAS, pursuant to that certain Amended and Restated Agreement and Plan of Merger dated as of May 21, 1999 (the "Merger Agreement"), among the Company, Allied Waste and AWIN I Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Allied Waste, the Company has agreed to merge with Allied Waste (the "Merger");

         WHEREAS, the Board of Directors of the Company and the Shareholders of the Company have approved the Merger;

         WHEREAS, upon consummation of the Merger, the Company will become a wholly-owned subsidiary of AWNA, a wholly-owned subsidiary of Allied Waste;

         WHEREAS, pursuant to the resolutions adopted by the Boards of Directors of AWNA and Allied Waste, AWNA and Allied Waste have duly authorized the guarantee of the Company's obligations with respect to the Securities, as provided herein (the "Guarantee"); and

         WHEREAS, pursuant to the resolutions adopted by the Board of Directors of the Company, the Company has duly authorized the execution and delivery of this First Supplemental Indenture to provide for the Guarantee.
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         NOW THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of Series thereof, as follows:

                                   ARTICLE ONE
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         SECTION 101. Definitions.

         All capitalized terms used herein without definition shall have the meanings specified in the Indenture.

         SECTION 102. Provisions of General Application.

         All rules of construction and other provisions of general application set forth in Article One of the Indenture are hereby incorporated herein by reference.

         SECTION 103. Effectiveness.

         This First Supplemental Indenture shall become effective upon the effectiveness of the Merger without any further action by the parties hereto.

                                   ARTICLE TWO
                                    GUARANTEE

         SECTION 201. Guarantee.

         Each Guarantor joint and severally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment of (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Securities, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company to the Holders of Securities under the Indenture (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the "Obligations"). Except as expressly provided in the Indenture or any Supplemental Indenture to which the Guarantors are parties or any Security, each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without


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notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

         SECTION 202. Obligations Not Waived.

         To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from, and protest to the Company of, any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Trustee or any Holder of a Security to assert any claim or demand or to enforce or exercise any right or remedy against the Company or any other guarantor of the Obligations under the provisions of the Indenture, any Supplemental Indenture or any Security or otherwise or (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this First Supplemental Indenture, the Indenture, any other Supplemental Indenture, any Security or any other agreement, including with respect to any other guarantor of the Obligations.

         SECTION 203. Guarantee of Payment.

         Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Trustee or any Holder of a Security to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Trustee or any Holder of a Security in favor of the Company or any other person.

         SECTION 204. No Discharge or Diminishment of Guarantee.

         The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment of termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of a Security to assert any claim or demand or to enforce any remedy under the Indenture, any Supplemental Indenture or any Security or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise in the performance of the Obligations, or any other act or omission that may or might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of such Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

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         SECTION 205. Defenses of Borrower Waived.

         To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Company or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than the final and indefeasible payment in full in cash of the Obligations. The Trustee and the Holders of Securities may, at their election, foreclose on any security held by one or more of them by one or more judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Company or any other guarantor or exercise any other right or remedy available to them against the Company or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. To the fullest extent permitted by applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Company or any other guarantor, as the case may be, or any security.

         SECTION 206. Agreement to Pay; Subrogation.

         In furtherance of the foregoing and not in limitation of any other right that the Trustee or any Holder of a Security has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid to the Trustee or such other Holders of Securities as designated thereby in cash the amount of such unpaid Obligations. Upon payment by the Guarantor of any sums to the Trustee or any Holder of a Security as provided above, all rights of the Guarantor against the Company arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash, of all the Obligations. In addition, any indebtedness of the Company now or hereafter held by each Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Company, such amount shall be held in trust for the benefit of the Holders of Securities and shall forthwith be paid to the Trustee to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Indenture, any Supplemental Indenture and the Securities.


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         SECTION 207. Information.

         Each Guarantor assumes all responsibility for being and keeping itself informed of the Company's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Trustee or the Holders of Securities will have any duty to advise the Guarantors of information known to it or any of them regarding such circumstances or risks.

         SECTION 208. Termination.

         The Guarantee made hereunder (a) shall terminate when all the Obligations have been indefeasibly paid in full in cash and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder of a Security or any Guarantor upon the bankruptcy or reorganization of the Company, any Guarantor or otherwise.

                                  ARTICLE THREE
                    PARTICULAR REPRESENTATIONS AND COVENANTS
                        OF THE COMPANY AND THE GUARANTORS

         SECTION 301. Authority of the Company.

         The Company represents and warrants that it is duly authorized under the laws of the State of Delaware and all other applicable laws to execute, deliver and perform this First Supplemental Indenture, and all corporate action on its part required for the execution, delivery and performance of this First Supplemental Indenture by the Company has been duly and effectively taken.

         SECTION 302. Authority of the Guarantors.

         Each Guarantor represents and warrants that it is duly authorized under the laws of the State of Delaware and all other applicable laws to execute, deliver and perform this First Supplemental Indenture, and all corporate action on its part required for the execution, delivery and performance of this First Supplemental Indenture by such Guarantor has been duly and effectively taken.

         SECTION 303. Truth of Recitals and Statements of the Company.

         The Company represents and warrants that the recitals of fact and statements contained in this First Supplemental Indenture with respect to it are true and correct in all material respects, and that the recitals of fact and statements contained in all certificates


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and other documents furnished by the Company in connection herewith will be true and correct in all material respects.

         SECTION 304. Truth of Recitals and Statements of the Guarantors.

         Each Guarantor represents and warrants that the recitals of fact and statements contained in this First Supplemental Indenture with respect to it are true and correct in all material respects, and that the recitals of fact and statements contained in all certificates and other documents furnished by such Guarantor in connection herewith will be true and correct in all material respects.

                                  ARTICLE FOUR
                             CONCERNING THE TRUSTEE

         SECTION 401. Acceptance of Trusts.

         The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture and in this First Supplemental Indenture, to all of which the Company agrees and the Holders of Securities at any time outstanding by their acceptance thereof agree.

         SECTION 402. No Responsibility of the Trustee for Recitals, etc.

         The recitals and statements contained in this First Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

                                  ARTICLE FIVE
                            MISCELLANEOUS PROVISIONS

         SECTION 501. Binding Agreement; Assignments.

         Whenever in this First Supplemental Indenture any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each Guarantor that are contained in this First Supplemental Indenture shall bind and inure to the benefit of each party hereto and their respective successors and assigns.

         SECTION 502. Relation to Indenture.

         The provisions of this First Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This First Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the


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Indenture and each and every term and condition contained in the Indenture shall apply to this First Supplemental Indenture with the same force and effect as if the same were in this First Supplemental Indenture set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make each such term and condition conform to this First Supplemental Indenture. The Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended by this First Supplemental Indenture and the Indenture and this First Supplemental Indenture shall be read, taken and construed together as one instrument.

         SECTION 503. Counterparts.

         This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, EACH OF BROWNING-FERRIS INDUSTRIES, INC., ALLIED WASTE INDUSTRIES, INC. AND ALLIED WASTE NORTH AMERICA, INC. has caused this First Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be affixed hereunto, and the same to be attested, by its Secretary or an Assistant Secretary, and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, has caused this First Supplemental Indenture to be executed in its corporate name by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be affixed hereunto, and the same to be attested by one of its Vice Presidents or Assistant Vice Presidents, all as of the date and year first written above.



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                                       BROWNING-FERRIS INDUSTRIES, INC.

(CORPORATE SEAL)

Attest:                                By: /s/  G. Thomas Rochford, Jr.
                                          -----------------------------
                                          Name:  G. Thomas Rochford, Jr.
                                          Title: Treasurer


                                       ALLIED WASTE INDUSTRIES, INC.

(CORPORATE SEAL)

Attest:                                By: /s/  G. Thomas Rochford, Jr.
                                          -----------------------------
                                          Name:  G. Thomas Rochford, Jr.
                                          Title: Treasurer


                                       ALLIED WASTE NORTH AMERICA, INC.

(CORPORATE SEAL)

Attest:                                By: /s/  G. Thomas Rochford, Jr.
                                          -----------------------------
                                          Name:  G. Thomas Rochford, Jr.
                                          Title: Treasurer


                                       CHASE BANK OF TEXAS,
                                       NATIONAL ASSOCIATION, as Trustee

(CORPORATE SEAL)

Attest:                                By: /s/ Ronda L. Parman
                                          -----------------------------
                                          Name:  Ronda L. Parman
                                          Title: Assistant Vice President and
                                                 Trust Officer





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STATE OF NEW YORK

COUNTY OF NEW YORK

         BEFORE ME, the undersigned authority, on this day personally appeared,
G. Thomas Rochford, Jr., the Treasurer of BROWNING-FERRIS INDUSTRIES, INC., known to me to be the person whose name is subscribed to the above and foregoing instrument of writing, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation; and, being by me duly sworn, did depose and say that he is G. Thomas Rochford, Jr., and Treasurer of said corporation, that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



       GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 30th day of July, 1999.



                                           /s/ Lisa Hochstadt
                                           --------------------------------


                                                My commission expires:

                                                     March 9, 2000
                                           --------------------------------

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STATE OF NEW YORK

COUNTY OF NEW YORK

         BEFORE ME, the undersigned authority, on this day personally appeared,
G. Thomas Rochford, Jr., the Treasurer of ALLIED WASTE INDUSTRIES, INC., known to me to be the person whose name is subscribed to the above and foregoing instrument of writing, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation; and, being by me duly sworn, did depose and say that he is G. Thomas Rochford, Jr., and Treasurer of said corporation, that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 30th day of July, 1999.




                                           /s/ Lisa Hochstadt
                                           --------------------------------



                                           My commission expires:

                                           March 9, 2000
                                           -------------

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STATE OF NEW YORK

COUNTY OF NEW YORK

         BEFORE ME, the undersigned authority, on this day personally appeared,
G. Thomas Rochford, Jr., the Treasurer of ALLIED WASTE NORTH AMERICA, INC., known to me to be the person whose name is subscribed to the above and foregoing instrument of writing, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation; and, being by me duly sworn, did depose and say that he is G. Thomas Rochford, Jr. and Treasurer of said corporation, that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 30th day of July, 1999.


                                           Lisa Hochstadt
                                           --------------------------------


                                            My commission expires:

                                            March 9, 2000
                                           --------------------------------



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STATE OF TEXAS

COUNTY OF HARRIS

         BEFORE ME, the undersigned authority, on this day personally appeared, Ronda L. Parman, the Assistant Vice President and Trust Officer of CHASE BANK OF TEXAS, known to me to be the person whose name is subscribed to the above and foregoing instrument of writing, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation; and, being by me duly sworn, did depose and say that he is Jeffrey D. Dunbar and Vice President and Trust Officer of said corporation, that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 30th day of July, 1999.




                                                            Virginia C. Rios
                                                          ---------------------




                                                          My commission expires:

                                                               10/23/2001
                                                          ---------------------